SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             SUN MICROSYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             SUM MICROSYSTEMS, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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


SUN MICRO LOGO


                               October 2, 1996



To: Sun Stockholders:

   You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Sun Microsystems, Inc. (the "Company") to be held on November 13, 1996, at 10:00 a.m. at the Company's Menlo Park offices at 11 Network Circle (Building 11, Crossroads Conference Room, #2150), Willow Road at Bayfront Expressway, Menlo Park, California.


   At this meeting we are seeking approval of an amendment to the Company's Certificate of Incorporation which will increase the number of shares of Common Stock the Company is authorized to issue to 940,000,000 shares. On August 8, 1996, the Company declared a two-for-one stock split (to be effected in the form of a stock dividend) subject to obtaining stockholder approval of this amendment. The objectives of the stock split include broadening the distribution and improving the marketability of the Common Stock. The increase in the number of authorized shares of Common Stock would be used in part to effect this stock split. The availability of additional authorized but unissued Common Stock is intended to facilitate future transactions such as acquisitions, equity financings or stock splits.

   Please read the enclosed materials carefully and return your proxy as soon as possible. Thank you.

                               Sincerely,


                               Scott G. McNealy
                               Chairman of the Board of Directors,
                               President and Chief Executive Officer.

SUN MICRO LOGO


                            SUN MICROSYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              NOVEMBER 13, 1996
TO THE STOCKHOLDERS:


   NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Sun Microsystems, Inc. ("Company"), a Delaware corporation, will be held at the Company's Menlo Park offices at 11 Network Circle (Building 11, Crossroads Conference Room, #2150), Willow Road at Bayfront Expressway, Menlo Park, California on Wednesday, November 13, 1996, at 10:00 a.m., for the following purposes:


   1. To elect directors to serve for the ensuing year and until their successors are elected.

   2. To amend the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock, $0.00067 par value, which the Company is authorized to issue from 300,000,000 shares to 940,000,000 shares in order to effect a two-for-one split of the Company's Common Stock (in the form of a stock dividend) and to increase the amount of the Company's authorized but unissued stock.

   3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

   Only stockholders of record at the close of business on September 17, 1996 are entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she previously has returned a Proxy.


                                           Michael H. Morris,
                                           Secretary


Mountain View, California

October 2, 1996



--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

  IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO
            COMPLETE,SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS
                POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                             SUN MICROSYSTEMS, INC.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


   The enclosed Proxy is solicited on behalf of Sun Microsystems, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders ("Annual Meeting") to be held Wednesday, November 13, 1996, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s ) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's Menlo Park offices at 11 Network Circle (Building 11, Crossroads Conference Room, #2150), Willow Road at Bayfront Expressway, Menlo Park, California. The Company's principal executive offices are located at 2550 Garcia Avenue, Mountain View, California 94043 and its telephone number is (415) 960-1300. These proxy solicitation materials were mailed on or about October 2, 1996, to all stockholders entitled to vote at the Annual Meeting.


RECORD DATE AND OUTSTANDING SHARES


   Stockholders of record at the close of business on September 17, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. At such Record Date, 182,274,388 shares of the Company's Common Stock, $0.00067 par value, were outstanding. The closing sales price for the Company's Common Stock on the Record Date, as reported by the Nasdaq National Market, was $58.50 per share. The Company was aware of the following beneficial owners of more than 5% of its Common Stock as of the Record Date:

                                                      NUMBER OF    PERCENTAGE
         NAME AND ADDRESS                               SHARES      OF CLASS
         ----------------                               ------      --------
         Twentieth Century Companies, Inc.(1)...      12,915,600      7.1%
           Twentieth Century Tower
           4500 Main Street
           Kansas City, MO 64111

         Janus Capital Corp.(2) ................      11,276,000      6.2%
           100 Filmore Street
           Suite 300
           Denver, CO 80206-4923

----------
(1) Based on information obtained from a Schedule 13G filed with the Securities and Exchange Commission dated February 13, 1996. Represents shares beneficially owned by (i) Twentieth Centuries Companies, Inc., ("TCC") through its wholly-owned subsidiaries Investors Research Corporation ("IRC") and Benham Management Corporation ("BMC"), each a registered investment advisor, and (ii) James E. Stowers, Jr., who controls TCC by virtue of his beneficial ownership of a majority of the voting stock of TCC. The Company's securities that are the subject of this Schedule 13G are owned by and held for the investment companies and separate institutional accounts managed by IRC and BMC. Mr. Stowers, TCC, IRC and BMC disclaim beneficial ownership of these securities.
(2) Based on information obtained from a Schedule 13G filed with the Securities and Exchange Commission dated February 16, 1996. Represents shares beneficially owned by (i) Janus Capital, a registered investment advisor, and (ii) Thomas H. Bailey, a stockholder owning 12.2% of Janus Capital Corp., as well as President and Chairman of the Board of Janus Capital Corp. Mr. Bailey disclaims beneficial ownership of such shares.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

   On all matters other than the election of directors, each share has one vote. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

   The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $5,000 for its services and will reimburse Skinner & Co. for certain out of pocket expenses estimated to be not more than $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than June 4, 1997 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

EFFECT OF STOCK SPLIT


   Unless otherwise noted, all share numbers in this Proxy statement are stated without giving effect to the Company's proposed two-for-one stock split described herein. See Proposal II.


                                  PROPOSAL I
                            ELECTION OF DIRECTORS

GENERAL

   A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting (neither of which events is expected), the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

VOTE REQUIRED

   Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors (seven) to be elected multiplied by the number of shares held by such stockholder on the Record Date or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes unless such candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes.

   A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. If a quorum is present, the seven nominees receiving the highest number of votes will be elected to the Board of Directors, whether or not such number of votes represents a majority of the votes cast. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law in the election of directors.

   The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

   MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEES

   The names of the nominees, their ages at the Record Date and certain other information about them are set forth below.

  NAME OF NOMINEE    AGE                 PRINCIPAL OCCUPATION                  DIRECTOR SINCE
  ---------------    ---                 --------------------                  --------------
Scott G. McNealy ..  41    Chairman of the Board of Directors, President and       1982
                             Chief Executive Officer, Sun Microsystems, Inc.

L. John Doerr .....  45    General Partner, Kleiner Perkins Caufield & Byers,      1982
                             a venture capital investment firm

Judith L. Estrin ..  41    President, Chief Executive Officer and Director,        1995
                             Precept Software, Inc., a networking
                             software company

Robert J. Fisher ..  42    Executive Vice President, Chief Operating Officer       1995
                             and Director, The Gap, Inc., a retail
                             clothing company

Robert L. Long  ...   59   Independent Management Consultant                       1988


M. Kenneth Oshman .   56   Chairman of the Board of Directors, President and       1988
                             Chief Executive Officer, Echelon Corporation, a
                             provider of control network technologies


A. Michael Spence .    52  Dean, Graduate School of Business,                      1990
                           Stanford University

   Except as set forth below, each of the nominees has been engaged in his or her principal occupation set forth above during the past five years. There is no family relationship between any director and any executive officer of the Company.

   Mr. Doerr is also a director of Intuit, Inc., Macromedia, Inc., Netscape Communications Corporation and Shiva Corporation.

   Ms. Estrin has served as the President and Chief Executive Officer of Precept Software, Inc. since March 1995. From September 1994 to March 1995, Ms. Estrin was a Computer Industry Consultant. From October 1993 to September 1994, Ms. Estrin was the Chief Executive Officer of Network Computing Devices, Inc. ("NCD"), a supplier of X-terminals and PC-to-UNIX connectivity software. From July 1988 to October 1993, Ms. Estrin served as the Executive Vice President of NCD. Ms. Estrin is also on the Board of Directors of Federal Express Corporation and Rockwell International, Inc.

   Mr. Fisher has served as Executive Vice President and Chief Operating Officer of The Gap, Inc. (the "Gap") since November, 1995. From July 1993 to November 1995, he served as Chief Financial Officer of the Gap. From August 1992 to July 1993 he served as Executive Vice President and Chief Operating Officer of the Gap. Prior to such time, since 1980, Mr. Fisher was employed in various management positions in the Gap's finance, inventory management and merchandising divisions, including (from August 1989 to August 1992) President of Banana Republic, a division of the Gap. Mr. Fisher was elected to the Gap's Board of Directors in 1990.

   Mr. Long retired from Eastman Kodak Company ("Kodak") in December 1991 and is currently an independent management consultant. Mr. Long was Director of Corporate Planning of Kodak from July 1986 to December 1991 and was elected a Corporate Vice President in 1985 and a Senior Vice President in 1989.


   Mr. Oshman is also a director of Knight-Ridder, Inc.


   Mr. Spence has served as Dean of the Graduate School of Business, Stanford University, since July 1990. Prior to that, he served as Dean of the Faculty of Arts and Sciences, Harvard University, for six years. Mr. Spence is also a director of General Mills, Inc., Bank of America Corporation, VeriFone, Inc., Nike Inc. and Siebel Systems, Inc.

BOARD MEETING AND COMMITTEES

   The Board of Directors held a total of fourteen meetings during the fiscal year ended June 30, 1996. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

   The Audit Committee currently consists of Messrs. Long (Chairman) and Spence and Ms. Estrin and held six meetings during the fiscal year ended June 30, 1996. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls. During the entire fiscal year ended June 30, 1996, the Compensation Committee consisted of Messrs. Doerr (Chairman) and Oshman and in November 1995, Mr. Fisher joined the Compensation Committee. The Compensation Committee reviews and approves the Company's executive compensation policies and, on certain occasions, administers the Company's employee stock option and stock purchase plans. The Compensation Committee held five meetings during fiscal 1996. See "Report of Compensation Committee of the Board on Executive Compensation." The Nominating Committee currently consists of Messrs. Oshman (Chairman), McNealy and Doerr and held no meetings during the fiscal year ended June 30, 1996. The Nominating Committee reviews and makes recommendations regarding candidates for service on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to the President or Secretary of the Company at the Company's principal executive offices.


   During the fiscal year ended June 30, 1996, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she served.

DIRECTOR COMPENSATION

   The Company pays fees of $1,750 per month to each of its nonemployee directors. In addition, the chairman of each committee of the Board of Directors is paid $1,500 for each meeting of his or her committee which he or she attends.

   Additionally, the nonemployee directors of the Company participate under the Company's 1988 Directors' Stock Option Plan (the "Directors' Option Plan"), as adopted by the Board of Directors and approved by the stockholders in October 1988, which provides for the grant of nonstatutory stock options to nonemployee directors. Under the Directors' Option Plan, each nonemployee director who is a partner, officer or director of an entity having an equity investment in the Company is automatically granted a nonstatutory stock option to purchase 10,000 shares of Common Stock of the Company on the date on which such person becomes a director. Each nonemployee director who is not, on the date of his or her appointment to the Board, affiliated with an entity having an equity investment in the Company, is automatically granted an option to purchase 40,000 shares of Common Stock on the date on which such person becomes a director of the Company. Thereafter, each nonemployee director is automatically granted a nonstatutory stock option to purchase 10,000 shares of Common Stock of the Company on the date of each Annual Meeting of Stockholders at which each such nonemployee director is re-elected to serve on the Board of Directors, provided that, on such date, he or she has served on the Board of Directors for at least six months. The Directors' Option Plan provides that the exercise price of the options granted thereunder shall be equal to the fair market value of the Common Stock on the date of grant of the option. Options granted pursuant to the
Directors' Option Plan have a term of five years and are exercisable cumulatively to the extent of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. Options granted pursuant to the Directors' Option Plan may be exercised only while the optionee is a director of the Company or within six months after termination of service as a director due to death or within ninety days after the optionee ceases to serve as a director of the Company for any other reason.

   During the last fiscal year, each of Messrs. Doerr, Long, Oshman, and Spence were granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $39.00 per share. Additionally, Ms. Estrin and Mr. Fisher were each granted an option to purchase 40,000 shares on August 9, 1996 at an exercise price of $22.75 per share. During the last fiscal year, (i) Mr. Long exercised options for a total of 10,831 shares, at exercise prices of $11.4375 and 17.1875 per share, for a total net realized gain of $425,778, (ii) Mr. Doerr exercised an option for 10,000 shares, at an exercise price of $11.00 per share, for a net realized gain of $337,500, (iii) Mr. Oshman exercised an option for 10,000 shares, at an exercise price of $11.00 per share, for a net realized gain of $287,500, and (iv) Mr. Spence exercised an option for 10,000 shares, at an exercise price of $11.4375 per share, for a net realized gain of $356,875.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


   The Compensation Committee currently consists of Messrs. Doerr, Oshman, and Fisher. In June 1996, the Company entered into a Limited Partnership Agreement ("LP Agreement") with KPCB Java Associates L.P., a California limited partnership, as general partner ("KPCB Java"), and certain other limited partners (the "Partnership"). Pursuant to the L.P. Agreement, the Company agreed to make capital contributions of $16,000,000 in the aggregate to the Partnership over a period of time in accordance with the terms of the LP Agreement and, in addition, to pay a management fee to KPCB VIII Associates, L.P., a California limited partnership and a general partner of KPCB Java ("KPCB VIII"), equal to $320,000 on an annual basis (the "Management Fee"). Mr. Doerr, a director of the Company and a member of the Compensation Committee, is a general partner of KPCB
VIII. Pursuant to the terms of the LP Agreement, Sun was obligated to pay only $10,666 of the total Management Fee during the fiscal year ended June 30, 1996. Other than the foregoing, the Company has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported by the Securities and Exchange Commission rules and no current or former officer of the Company serves on its Compensation Committee.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group:

                                                                     APPROXIMATE
                                                 NUMBER OF SHARES    PERCENTAGE
NAME                                            BENEFICIALLY OWNED      OWNED
----                                            ------------------      -----

Scott G. McNealy(1) ............................   4,645,518            2.53%
Lawrence W. Hambly(2) ..........................     134,293              *
William J. Raduchel ............................       4,296              *
Joseph P. Roebuck(3) ...........................     236,991              *
Edward J. Zander(4) ............................     146,784              *
L. John Doerr(5) ...............................     181,156              *
Judith L. Estrin(6) ............................      10,000              *
Robert J. Fisher(7) ............................      13,600              *
Robert L. Long(8) ..............................      32,000              *
M. Kenneth Oshman(9) ...........................     255,000              *
A. Michael Spence(10) ..........................      25,000              *
All current directors and executive officers
  as a group (28 persons)(11) ..................   6,701,519            3.63%

----------
* Less than 1%.
 (1) Includes 1,141,934 shares issuable upon exercise of options held by Mr. McNealy exercisable at or within 60 days of September 17, 1996.
 (2) Includes 57,500 shares issuable upon exercise of options held by Mr. Hambly exercisable at or within 60 days of September 17, 1996.
 (3) Includes 175,884 shares issuable upon exercise of options held by Mr. Roebuck exercisable at or within 60 days of September 17, 1996.
 (4) Includes 108,600 shares issuable upon exercise of options held by Mr. Zander exercisable at or within 60 days of September 17, 1996.
 (5) Includes 35,000 shares issuable upon exercise of options held by Mr. Doerr granted pursuant to the 1988 Directors' Stock Option Plan and exercisable at or within 60 days of September 17, 1996.
 (6) Includes 10,000 shares issuable upon exercise of options held by Ms. Estrin granted pursuant to the 1988 Directors' Stock Option Plan and exercisable at or within 60 days of September 17, 1996.
 (7) Includes 10,000 shares issuable upon exercise of options held by Mr. Fisher granted pursuant to the 1988 Directors' Stock Option Plan and exercisable at or within 60 days of September 17, 1996.
 (8) Includes 18,169 shares issuable upon exercise of options held by Mr. Long granted pursuant to the 1988 Directors' Stock Option Plan and exercisable at or within 60 days of September 17, 1996.
 (9) Includes 35,000 shares issuable upon exercise of options held by Mr. Oshman granted pursuant to the 1988 Directors' Stock Option Plan and exercisable at or within 60 days of September 17, 1996. Includes 160,000 shares held by OS Ventures. Mr. Oshman is the managing general partner of OS Ventures and has shared power to vote or control the disposition of such shares. Excludes 12,000 shares held by Mr. Oshman as trustee of a trust in which he claims no beneficial ownership.
(10) Includes 25,000 shares issuable upon exercise of options held by Mr. Spence granted pursuant to the 1988 Directors' Stock Option Plan and exercisable at or within 60 days of September 17, 1996.
(11) Includes 2,286,527 shares issuable upon exercise of options held by directors and executive officers exercisable at or within 60 days of September 17, 1996. Excludes certain shares as described in footnote (9) above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table shows, as to the Chief Executive Officer and as to each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                           ------------------------------------
                                              ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                      ------------------------------------ -------------------------  --------
             (A)               (B)     (C)           (D)           (E)         (F)          (G)          (H)         (I)
                                                                 OTHER     RESTRICTED
                                                                 ANNUAL      STOCK      SECURITIES     LTIP      ALL OTHER
          NAME AND                                               COMPEN-     AWARD(S)    UNDERLYING    PAYOUTS   COMPENSATION
     PRINCIPAL POSITION       YEAR   SALARY ($)  BONUS ($)(1)   SATION ($)  ($)(2)(3)    OPTIONS (#)   ($)(4)       ($)(5)
     ------------------       ----   ----------  ------------   ----------  ---------    -----------   ------       ------
Scott G. McNealy ...........  1996   $600,000   $1,698,240(6)     $ --         $  --        150,000(7)    $    --      $6,000
  Chairman of the Board,      1995    600,000    2,400,000          --            --        300,000            --       2,000
  President and Chief         1994    400,000      815,280          --            --        225,000       124,835       1,200
  Executive Officer, Sun
  Microsystems, Inc.

Lawrence W. Hambly .........  1996    350,000      272,426          --            --         50,000(7)        --        5,040
  President, SunService       1995    352,618      350,000          --            --        100,000           --        2,000
  Division, a division of     1994    309,774      163,056          --            --        147,500       34,673        1,200
  Sun Microsystems, Inc.


William J. Raduchel ........  1996    350,000      272,426          --            --         55,000(7)        --        4,827
  Vice President, Corporate   1995    349,769      350,000          --            --        120,000           --        2,000
  Planning and Development    1994    334,885      170,699          --            --        137,500       23,115        1,200
  and Chief Information
  Officer, Sun
  Microsystems, Inc.

Joseph P. Roebuck ..........  1996    352,000      260,042          --            --         65,000           --        3,078
  Vice President, Worldwide   1995    351,738      429,910          --            --         24,000           --        2,000
  Field Operations,           1994    335,000      170,699          --            --         82,000       21,966        1,200
  Sun Microsystems
  Computer Company,
  a division of Sun
  Microsystems, Inc.

Edward J. Zander ...........  1996    450,000      350,262          --            --        100,000(7)        --        3,442
  President, Sun Microsystems 1995    450,000      450,000          --            --        120,000           --        2,000
  Computer Company,           1994    393,596      202,158          --       257,493        318,000       57,788        1,200
  a division of Sun
  Microsystems, Inc.


----------
(1) Amounts  stated include bonus amounts earned in fiscal 1996 by the executive officers and paid in fiscal 1997. See also footnote (6) below.
(2) The value of a restricted  stock award is determined by (i)  multiplying the number of shares subject to such award by the closing price of the Company's
    Common Stock as reported on the Nasdaq  National Market on the date of grant of such award and (ii) subtracting any consideration paid.
(3) As of June 30, 1996, 550,855 shares of the Company's restricted Common Stock were outstanding,  having an aggregate value of $32,531,588. In addition, as of June 30, 1996,  Mr. Zander held 40,000 shares of restricted  Common Stock having an  aggregate  value of  $2,354,973,  which shares are subject to the
    Company's  Repurchase  Option,  which expired as to 10,000 of such shares on
    August 16,  1996 and expires as to 20,000 of such  shares on  September  24,
    1997 and as to the  remaining  10,000  shares  on  February  16,  1999.  For purposes  hereof,  the aggregate value of shares of restricted  Common Stock held by an executive officer is calculated based on the closing price of the
    Company's  Common Stock as reported on June 30, 1996 on the Nasdaq  National
    Market, less any consideration paid. Additionally,  for purposes hereof, the
    Company's "Repurchase Option," referenced above, refers to the option of the
    Company to  repurchase  such shares of the  restricted  Common  Stock at the original  purchase price paid by the executive  officer upon  termination of such officer's  employment prior to the applicable vesting dates. All of the above  executive  officers will receive the same  dividends on all shares of restricted  Common  Stock  as  received  by all  other  stockholders  of the
    Company;  however,  the  Company  has  never  paid and  does  not  currently anticipate paying any cash dividends in the foreseeable future.


                                        7


(4) Amounts stated reflect the earned payment of certain "EPS Growth Awards" granted in November 1991 by the Company to certain key employees, including executive officers. These EPS Growth Awards are payable in cash only and are valued based on the Company achieving certain financial results over the course of two performance periods (the two and one-half year period that began on the date of grant and ended June 30, 1994 and the three year period thereafter ending June 30, 1997). The EPS Growth Awards vested 50% on June
    30, 1994 and vest the remaining 50% on June 30, 1997, subject to the recipient's continued employment with the Company.
(5) Amounts stated reflect contributions made by the Company to such executive officer's account under the Company's 401(k) Plan.
(6) Mr. McNealy elected to defer the payment of his bonus amount earned during fiscal 1996 until January 1999 pursuant to the Company's Non-Qualified
    Deferred Compensation Plan.
(7) Options were awarded on July 17, 1996.



OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1996 to the executive officers named in the Summary Compensation Table:

                      OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                     -------------------------------------------------------------
         (A)               (B)            (C)              (D)              (E)


                                                                                     POTENTIAL REALIZABLE VALUE
                        NUMBER OF     % OF TOTAL                                       AT ASSUMED ANNUAL RATES
                       SECURITIES      OPTIONS                                       OF STOCK PRICE APPRECIATION
                       UNDERLYING     GRANTED TO                                         FOR OPTION TERM(1)
                        OPTIONS      EMPLOYEES IN        EXERCISE        EXPIRATION  ---------------------------
NAME                 GRANTED (#)(2)   FISCAL YEAR    PRICE($/SH)(3)(4)      DATE         5% ($)        10% ($)
----                 --------------   -----------    -----------------   ----------  -----------    ------------
Scott G. McNealy  ...   150,000(5)       2.1%            $50.00          07/17/06    $ 4,716,710    $11,953,068
Lawrence W. Hambly  .    50,000(5)       0.7              50.00          07/17/06      1,572,237      3,984,356
William J. Raduchel      55,000(5)       0.8              50.00          07/17/06      1,729,460      4,382,792
Joseph P. Roebuck  ..    40,000          0.6              39.00          11/01/05        981,076      2,486,238
                         25,000          0.4              46.75          04/10/06        735,021      1,862,687
Edward J. Zander  ...   100,000(5)       1.4              50.00          07/17/06      3,144,473      7,968,712


----------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not represent an estimate by the Company of future stock price growth.
(2) All stock options granted have ten year terms and become exercisable with respect to 20% of the shares covered thereby beginning one year after the date of grant and 20% on each anniversary date thereafter, with full vesting occurring on the fifth anniversary of the date of grant. See also
    "--Employment Contracts and Change-In-Control Agreements" for provisions regarding acceleration of the vesting for certain officers in certain circumstances.
(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the last trading day prior to the date of grant.
(4) The exercise price and tax withholding obligations may be paid in cash and, subject to certain conditions or restrictions, by delivery of already owned shares, pursuant to a subscription agreement or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
(5) Options were granted on July 17, 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

   The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1996 and the value of options held at fiscal year end:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


         (A)                (B)              (C)                      (D)                         (E)
                                                                   NUMBER OF
                                                                   SECURITIES                   VALUE OF
                                                                   UNDERLYING                  UNEXERCISED
                                                                   UNEXERCISED                 IN-THE-MONEY
                                                                   OPTIONS AT                   OPTIONS AT
                     SHARES ACQUIRED                           FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
NAME                  ON EXERCISE(#)  VALUE REALIZED($)(1)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                  --------------  --------------------  -------------------------   -------------------------
Scott G. McNealy  ...     100,000         $4,903,125            937,934/693,866         $46,424,789/$31,803,077
Lawrence W. Hambly  .      73,802          1,773,375             17,500/207,518             859,688/  9,277,909
William J. Raduchel        36,822          1,308,150             17,500/220,512             859,688/  9,804,002
Joseph P. Roebuck  ..      25,000          1,365,625            116,684/216,112           5,626,699/  8,261,064
Edward J. Zander  ...     133,156          4,577,943             55,000/347,830           2,585,938/ 15,540,710


----------
(1) Market value of underlying securities at exercise date or fiscal year end, as the case may be, minus the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS


   The Company currently has no employment contracts with any of the Company's executive officers named in the Summary Compensation Table above. The Company did, however, adopt an executive management group change-in-control plan in October 1990 and, accordingly, has entered into change-in-control agreements with each of the named executive officers. Pursuant to these agreements, each such officer is eligible to receive, in the event that his or her employment is terminated within one year following a change-in-control of the Company, other than for just cause (as defined), death, disability (as defined), retirement or resignation other than for good reason (as defined), an amount equal to two and one-half times his or her annual compensation (or, in the case of Mr. McNealy, an amount equal to three times his annual compensation), continuation of health benefits and group term life insurance for twenty-four months thereafter and accelerated vesting of all options held. For purposes hereof, "annual compensation" means wages, salary and incentive compensation for the calendar year coinciding with or immediately preceding the year in which the above-described severance payment becomes payable. In addition, pursuant to the terms of these agreements, a change-in-control includes (i) a merger or acquisition of the Company resulting in a 50% or greater change in the total voting power of the Company immediately following such transaction, or (ii) certain changes in the majority composition of the Board of Directors during a thirty-six month period, not initiated by the Board.


CERTAIN TRANSACTIONS WITH MANAGEMENT

   In June and July 1992, Mr. Alvares received two interest-free loans from the Company in the amounts of $300,000 and $375,000, with principal payable in full in June 1997 and July 1997, respectively. In December 1994, Mr. Alvares repaid to the Company $150,000 of the principal amount due under the June 1992 loan. At fiscal year end, $150,000 of the June 1992 loan and the entire principal amount of the July 1992 loan were still outstanding. The largest aggregate amount outstanding under these loans during the last fiscal year ended June 30, 1995 was $525,000. The foregoing loans were made to Mr. Alvares in order to finance the purchase of his residence.

   In December 1992, Chester Silvestri, who became an executive officer of the Company in fiscal 1994, received an interest free loan from the Company in the amount of $120,000, with principal payable in full in July 1995. The largest amount outstanding under this loan during the last fiscal year was $120,000. This loan was made to Mr. Silvestri to finance the purchase of his residence. The total principal amount of this loan was repaid in full in August 1995.

   As part of the executive change-in-control plan for corporate executive officers adopted in October 1990, the Company entered into individual change-in-control agreements with each of its corporate executive officers, in addition to the executive officers named in the Summary Compensation Table, containing substantially the same terms as the change-in-control agreements described under the heading "Employment Contracts and Change-In- Control Arrangements."

   The Company also adopted the Executive Change of Control Severance Plan ("Severance Plan") in June 1990. The Severance Plan covers, among others, all executive officers who have not otherwise entered into an agreement with the Company, as described above, and provides that in the event that any such officer is terminated within one year after the date of any change-in-control, other than for just cause (as defined), death, voluntary retirement at or after age 65, total or permanent disability or voluntary resignation, such officer is entitled to two times his or her annual compensation and the continuation of health benefits and group term life insurance for twenty-four months.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in Rule 16a-1(f)), directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its officers, directors and 10% stockholders were complied with during the fiscal year ended June 30, 1996, except that Janpieter Scheerder, an officer of the Company, filed one Form 4 related to one transaction after the applicable deadline.

                        REPORT OF COMPENSATION COMMITTEE
                     OF THE BOARD ON EXECUTIVE COMPENSATION

   The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the fiscal year ended June 30, 1996. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPENSATION PHILOSOPHY

   The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee sets the Company's compensation policies applicable to the executive officers, including the Chief Executive Officer, and evaluates the performance of such officers. The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

   o Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

   o Align all pay programs with the Company's annual and long-term business strategies and objectives.

   o Provide variable compensation opportunities that are directly linked to the performance of the Company and that link executive reward to stockholder return.

COMPONENTS OF EXECUTIVE COMPENSATION

   The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

   o  Base Salary

   o  Annual Incentive Bonus

   o  Long-Term Incentives

BASE SALARY


   The Committee intends to compensate its executive officers, including the Chief Executive Officer, competitively within the industry. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by other high technology companies, specifically reviewing companies comprising the S&P Computer Systems Index as shown in the Performance Graph below. In addition, the Committee, together with the Board of Directors, will also subjectively evaluate the level of performance of each executive officer, including Mr. McNealy, in order to determine current and future appropriate base pay levels. For the Chief Executive Officer, the Company has targeted the lower-end of the base salary range determined by its aforementioned competitive analysis, giving more significant emphasis to annual bonus and longer-term incentives for Mr. McNealy's total compensation package. In this regard, over the last three fiscal years, the Committee has tied a substantial portion of Mr. McNealy's compensation to his annual bonus. This focus has allowed the Committee to directly compensate Mr. McNealy for corporate performance, while ultimately paying Mr. McNealy competitively by industry standards. See "--Annual Incentive Bonus" below. With respect to the other corporate executive officers of the Company, the Committee has targeted the higher end of the industry competitive base salary range, linking a lesser (yet still significant) portion of these executives' total compensation to annual bonus. See "Annual Incentive Bonus" below. The Committee also emphasizes longer- term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve the Company's corporate performance goals, thereby more directly contributing to stockholder value.


ANNUAL INCENTIVE BONUS

   During fiscal 1996, the executive officers of the Company were eligible for a target annual incentive bonus, calculated by the Committee as a percentage of the officers' base salary. All corporate executive officers, other than Mr. McNealy, were eligible for a target bonus of 55% of their base salary. The target bonus of 55% is an increase of 5% over the fiscal 1995 target bonus. This increase is in line with the Committee's goal of closely aligning executive compensation with corporate performance. As noted above, the Committee has determined that it is in the stockholders' best interest to tie a significant portion of Mr. McNealy's total compensation to the Company's performance. Accordingly, during fiscal 1996, Mr. McNealy was eligible for a target bonus of 200% of his base salary. During the last fiscal year, bonuses awarded to the executive officers, including Mr. McNealy, were calculated based on the achievement by the Company of certain earnings per share ("EPS") and revenue goals. In addition, at the beginning of the fiscal year, the Committee set certain corporate performance goals based on business, operations and management objectives and, additionally, certain customer quality and satisfaction goals. The successful completion of these goals was measured objectively in accordance with a scoring system assigned to each goal by the Committee. The EPS and revenue targets, as well as the corporate performance goals and the customer quality and satisfaction goals are all based on confidential information and are competitively sensitive to the Company as they are derived from the Company's internal projections and business plan. At year end, the Committee calculated a bonus multiplier (the "Year-End Multiplier") based on a comparison of the Company's actual performance with respect to these corporate, quality, EPS and revenue measures against the relevant targets for fiscal 1996. This multiplier can range from zero to a maximum multiplier of 2. At June 30, 1996, the Committee calculated a Year-End Multiplier applicable to executive officers (including the Chief Executive Officer) of 1.4152. Therefore, Mr. McNealy's annual bonus of $1,698,240 reflects his targeted bonus amount multiplied by the Year-End Multiplier. Elements of the Company's financial performance during fiscal 1996 that directly affected Mr. McNealy's bonus calculation included revenue growth of over 20% compared with fiscal year 1995 and EPS growth of approximately 34% over fiscal 1995.

LONG-TERM INCENTIVES

   OPTIONS AND RESTRICTED STOCK. The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options and, in rare cases, restricted stock. The Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share and the number of shares subject to each option or restricted stock award. Other than stock options and restricted stock, as discussed below, the Committee made no other long-term performance awards during the last fiscal year. Long-term incentive awards are granted based on individual or corporate performance as determined subjectively by the Committee. The Committee considers grants of options to executive officers during each fiscal year.

   The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage key employees to continue in the employ of the Company. All options to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of the grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Mr. McNealy's option grants are also determined subjectively by the Committee. Options granted to certain officers listed on the Summary Compensation Table, including Mr. McNealy, were considered by the Committee during fiscal 1996 but actually granted on July 17, 1996.


   The Committee also makes restricted stock awards which can be similarly beneficial to executives as the value of the award increases with an increasing stock price. The use of restricted stock has been primarily limited within the last several fiscal years to specific cases in which a newly hired senior executive receives a grant in order to replace vested benefits and/or an equity position at a prior employer, to award an executive officer for extraordinary performance or to aid in retention. For information regarding the valuation and vesting of these restricted stock awards, see "Summary Compensation Table."

   DEFERRED COMPENSATION PLAN. In June 1995, the Committee approved another component of the Company's executive compensation program, the Non-Qualified Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to Board members, executive officers and vice presidents of the Company and enables such individuals to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment or other specified dates. Dollars deferred by participants are credited quarterly with interest equal to the current U.S. Treasury Bill rate plus one percent. The purpose of this Deferred Plan is to encourage participants to remain in the employ of the Company as benefits of the Deferred Plan increase over time.

DISCUSSION OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

   The Committee has considered the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted under the Revenue Reconciliation Act of 1993. This Section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its Chief Executive Officer or any of its four other highest-paid officers. The Section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m).

   In order to qualify compensation derived by executive officers from stock options as performance-based compensation, as contemplated by the Internal Revenue Service, certain amendments to the 1990 Long-Term Equity Incentive Plan were submitted to and approved by the requisite stockholders at the Company's 1994 Annual Meeting of Stockholders.

   Additionally, with respect to other forms of compensation granted by this Committee to such executive officers, the Committee approved the Section 162(m) Performance-Based Executive Bonus Plan and submitted this plan to stockholders for the purpose of qualifying bonus payments to executives under Section 162(m), thereby preserving the deductibility of such payments. Stockholder approval of this plan was obtained at the Company's 1995 Annual Meeting of Stockholders. The Committee, however, reserves the right to award compensation to its executives in the future that may not qualify under Section 162(m) as deductible compensation. The Committee will, however, continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

SUMMARY

   The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

L. JOHN DOERR
ROBERT J. FISHER
M. KENNETH OSHMAN

                                PERFORMANCE GRAPH

   Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index and the S&P Computer Systems Index for the period commencing July 1, 1991 and ending on June 30, 1996. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG SUN MICROSYSTEMS, INC., THE S & P 500 INDEX
                      AND THE S & P COMPUTER SYSTEMS INDEX

                            6/91    6/92     6/93     6/94     6/95     6/96
                          ---------------------------------------------------
Sun Microsystems, Inc.      100      94      106       74      174      422
S & P 500                   100     113      129      131      165      208

S & P Computer Systems      100     100       68       73      120      135



* $100 invested on 06/30/91 in the Company's Stock or applicable index assuming reinvestment of dividends. Fiscal year endings shown above on June 30.

                                   PROPOSAL II

                       PROPOSED AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION--
                       APPROVAL OF INCREASE IN AUTHORIZED
                             SHARES OF COMMON STOCK

   The Company's Restated Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company's authorized capital stock shall consist of 300,000,000 shares of Common Stock (the "Common Stock"), $0.00067 par value, and 10,000,000 shares of Preferred Stock, (the "Preferred Stock"), $0.001 par value. On August 7, 1996, the Company's Board of Directors approved an amendment of the Certificate (the "Amendment") in order to increase the number of shares of Common Stock authorized for issuance under the Certificate by 640,000,000 shares to a total of 940,000,000 shares. The text of the Amendment is set forth as Exhibit A to this Proxy Statement. On August 8, 1996, the Board of Directors declared a two-for-one stock split (to be effected in the form of a stock dividend), subject to obtaining stockholder approval of the Amendment. In the event stockholder approval of the Amendment is obtained, the Company will then effect the two-for-one stock split (in the form of a stock dividend), to be paid on December 10, 1996 to holders of record on November 18, 1996 (the "Stock Split").

GENERAL


   In connection with the Stock Split, each holder of shares of the Company's Common Stock would receive one additional share for each share held. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under the Company's employee stock plans (the "Employee Stock Plans") would increase by 100% (and the exercise prices of outstanding options would correspondingly decrease). The proposed Stock Split was approved by the Company's Board of Directors with the intention of benefitting stockholders by obtaining wider market distribution for the Company's Common Stock, as well as improving the marketability of the Common Stock. The Company also recognizes benefits from stock splits relating to the hiring and retention of employees. The proposed increase in the Company's authorized shares of Common Stock would be necessary to effect the Stock Split.

   As of the Record Date 182,274,388 shares of the Company's Common Stock were outstanding, 24,278,416 shares were subject to outstanding options or restricted stock purchase rights granted under the Company's Employee Stock Plans and 29,945,768 shares were reserved and available for issuance under the Employee Stock Plans. In addition, as of the Record Date, 2,588,360 shares were reserved subject to the exercise of outstanding warrants issued by the Company and 10,000,000 shares of Common Stock were set aside for issuance with respect to the possible conversion of the Company's authorized but unissued shares of Preferred Stock. As a result, prior to effecting the Stock Split, the Company requires a minimum of 249,086,932 shares of the Common Stock authorized for issuance under its Certificate (the "Share Requirement"). Prior to the effectiveness of the Amendment, the Company has only 300,000,000 authorized shares of Common Stock, leaving only 50,913,068 shares outside the Company's current requirements. The Board of Directors has determined that even prior to the Stock Split, the number of authorized but unissued shares available was too low to give the Company adequate flexibility to act quickly in transactions in which Common Stock may be issued. In the event stockholder approval of this proposal is obtained, following the effectiveness of the Amendment and the Stock Split, the Share Requirement would increase to 498,173,864 and, accordingly, the Company would have a total of 441,826,136 authorized and unissued shares remaining available pursuant to its Certificate. While the Company has no specific, present intentions for the use of such shares, the Company believes that maintaining such a reserve could save the Company time and money in responding to future events requiring the issuance of additional shares of Common Stock such as raising additional capital through the sale of securities in the public market or the acquisition of another company or business. Moreover, such shares may be used in connection with future stock splits, effected by means of issuance of a stock dividend, if the Board concludes that it is in the best interest of the Company's stockholders to implement such splits. The additional shares of Common Stock authorized but not required to effect the Stock Split would be available for issuance from time to time by the Board of Directors without further stockholder action. These additional authorized shares of Common Stock will restore the Company's flexibility to issue Common Stock to a level the Board of Directors believes advisable.


   The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Adoption of the proposed Amendment and the issuance of Common Stock would not affect the rights of holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Delaware Secretary of State.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

   In addition to the foregoing corporate purposes, under certain circumstances the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance could diminish the voting power of existing stockholders who favor a change in control and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed Amendment is not prompted by any specific effort or takeover threat currently perceived by management. Moreover, management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

   In April, 1989, the Board of Directors adopted the Common Shares Rights Agreement (the "Rights Agreement") and issued under the Rights Agreement, as a dividend to the holders of Common Stock, rights to purchase Common Stock. The Rights Agreement is designed to protect stockholders against the adverse consequences of partial takeovers and other abusive takeover tactics which the Board of Directors believes are not in the best interests of the Company's stockholders by providing for certain rights to acquire the Common Stock of the Company or of an acquiring entity upon the occurrence of certain events. These rights, should they become exercisable, could possibly deter a potential takeover of the Company. A copy of the Rights Agreement was filed with the Securities and Exchange Commission on May 22, 1989, as an exhibit to the Company's Registration Statement on Form 8-A and was thereafter amended and restated in December 1990 and filed as an exhibit to the Company's Form 8 amendment to such Form 8-A, and amended thereafter in October 1991, August 1992, November 1994 and November 1995. In the event the rights become exercisable for Common Stock of the Company, the Company might have to issue a substantial number of new shares of Common Stock. Although under the Rights Agreement the Company is not now obligated (but must use best efforts) to reserve shares of Common Stock for issuance thereunder, a failure to have sufficient shares available could result in a delay or failure of implementation of the Rights Agreement. An increase in the authorized number of shares of Common Stock could therefore make a change in control of the Company more difficult by facilitating the operation of the Rights Plan.

   Other  potential  anti-takeover  measures are available to management and the
Board of  Directors  under the  Company's  Certificate,  Bylaws and  pursuant to existing agreements. The Board of Directors of the Company is authorized, without further stockholder action, to authorize and issue any of the 10,000,000 undesignated shares of Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions and certain other rights and preferences, of such shares of the Preferred Stock. The voting and conversion rights of any class or series of Preferred Stock issued by the Company could adversely affect the voting power of the holders of Common Stock and may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any of the Preferred Stock.

   In addition, other potential anti-takeover measures are available to management and the Board of Directors under the laws of Delaware, where the Company is incorporated. Under Delaware statutes, a change in control may be delayed unless holders of a substantial percentage of the outstanding voting securities approve the change of control transaction. Although the Delaware statutes may protect stockholders against partial takeovers and abusive takeover tactics, the effects of the statutes may negatively impact stockholders desiring a change of control in the ways set forth above.

REQUIRED VOTE

   Affirmative votes constituting a majority of the shares of outstanding Common Stock on the Record Date and entitled to vote will be required to approve this Amendment to the Company's Certificate. An abstention and a broker non-vote, if any, are not affirmative votes and, therefore, will have the same effect as votes against this proposal.

   MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.


                  NOTICE OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young, LLP, independent auditors, to audit the consolidated financial statements for the fiscal year ending June 30, 1997. Ernst & Young, LLP has served as the Company's independent auditors since 1982. Notwithstanding the selection, the Board, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

   The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.



                                             THE BOARD OF DIRECTORS

Dated: October 2, 1996

                                    EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                         OF THE RESTATED CERTIFICATE OF
                                INCORPORATION OF
                             SUN MICROSYSTEMS, INC.

Michael E. Lehman and Michael H. Morris, certify that:

   1. They are the Vice President, Chief Financial Officer and Vice President, General Counsel and Corporate Secretary, respectively, of Sun Microsystems, Inc., a Delaware corporation.

   2. So much of Section (a) of Article 4 of the Restated Certificate of Incorporation of this Corporation as now reads.

      "This Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000), of which Three Hundred Million (300,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

   is amended to read as follows:

      "The Corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares which this Corporation shall have authority to issue is Nine Hundred Fifty Million (950,000,000), of which Nine Hundred Forty Million (940,000,000) shall be Common Stock with a par value of $.00067 per share and Ten Million (10,000,000) shall be Preferred Stock with a par value of $.001 per share."

   3. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the Board of Directors.


   4. The foregoing Certificate of Amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 182,274,388. No shares of Preferred Stock are outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock.

   We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in the foregoing certificate are true and correct of our own knowledge.


   IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and the Certificate of Amendment to be signed by Michael E. Lehman, its Vice President, Chief Financial Officer and attested by Michael H. Morris, its Vice President, General Counsel and Corporate Secretary, this day of November, 1996.


                                  SUN MICROSYSTEMS, INC.

      [Corporate Seal]            ----------------------------------------------
                                  Michael E. Lehman

                                  ATTEST:

                                  ----------------------------------------------
                                  Michael H. Morris

                                                                      APPENDIX A


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF SUN MICROSYSTEMS, INC.
                       1996 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Sun Microsystems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 2, 1996, and hereby appoints Scott G. McNealy and Michael H. Morris or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of Sun Microsystems, Inc. to be held on Wednesday, November 13, 1996 at 10:00 a.m., local time, at the Company's Menlo Park offices at 11 Network Circle (Bldg. 11, Rm. 2150), Willow Road at Bayfront Expressway, Menlo Park, California, and at any adjournment(s) or postpone ment(s) thereof,and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS IN DICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.   ELECTION OF DIRECTORS:

Nominees: Scott G. McNealy; L. John Doerr; Judith L. Estrin; Robert J. Fisher; Robert L. Long; M. Kenneth Oshman; A. Michael Spence.

FOR  [    ]        WITHHELD  [    ]

[    ] ____________________________
For all nominees except as noted above


2.   AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION:

     Proposal to approve the amendment to the Company's Restated Certificate of Incorporation in order to increase the number of shares of Common Stock, $.00067 par value, authorized for is suance thereunder from 300,000,000 shares to 940,000,000 shares in order to effect a two-for-one stock split of the Company's Common Stock (in the form of a stock dividend) and to increase the amount of the Company's authorized but unissued stock.

FOR  [    ]   AGAINST  [    ]   ABSTAIN  [    ]
and, in their discretion, upon such other matter or matters which may properly come before the Annual Meeting and any adjournment(s) thereof.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [    ]


Signature: _________________________  Date __________________________

Signature: _________________________  Date __________________________